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                                                                   Exhibit 10.53


                             SECOND AMENDMENT TO THE
                        AMGEN RETIREMENT AND SAVINGS PLAN
               AS AMENDED AND RESTATED EFFECTIVE OCTOBER 15, 2001

         The Amgen Retirement and Savings Plan as Amended and Restated Effective October 15, 2001, and as amended on February 27, 2001 (the "Plan") is hereby amended to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This amendment shall also modify the vesting schedule for Company Contributions, and designate Amgen USA Inc. as a Participating Company. Except as otherwise provided, this amendment shall be effective as of January 1, 2002. This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.

     1. Amgen USA Inc. shall be a Participating Company for so long as Amgen USA Inc. remains in existence, and Appendix A to the Plan is thereby amended to include Amgen USA Inc.

     2.  Article 7 of the Plan shall be amended as follows:

             a. The following language is added to the beginning of Article 7 as Section 7.1 and all Sections under Article 7 are hereby renumbered accordingly, and any references to any Sections under Article 7 in the Plan are hereby amended to refer to the Sections as renumbered hereunder:

                        7.1   100 Percent Vesting. Except for those
                              -------------------
                              Participants whose employment with a member of the Affiliated Group was terminated on or prior to December 31, 2001, a Participant's interest in all of his or her Participant Elected Contributions Account, Qualified Matching Contributions Account, Qualified Nonelective Contributions Account, Rollover Contributions Account, Matching
                              Contributions Account and Nonelective
                              Contributions Account shall be 100% vested and nonforfeitable at all times. If a Participant's employment with a member of the Affiliated Group was terminated on or before December 31, 2001, then Sections 7.2-7.5 shall apply in determining the vesting of those Accounts.

             b.   Section 7.2, as hereby amended, shall be re-titled "Vesting of
                                                                      ----------
                  Participant Elected Contributions Accounts."
                  ------------------------------------------

     3.  Section 4.1 shall be amended to read:

                  4.1   Participant Elected Contributions.  Each Participant
                        ---------------------------------
                        whose participation in the Plan is not suspended may make Participant Elected Contributions to the Trust Fund pursuant to a Salary Deferral Agreement that specifies the amount of the contribution. Subject to the limitations set forth in Section

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                  4.4 and Articles 13-16, the amount of the Participant Elected
                  Contributions shall be equal to any whole percentage of his or her Compensation, as the Participant shall elect, except that this whole percentage shall not exceed 30 percent of his or her Compensation. Participant Elected Contributions shall be made through payroll deductions from the Participant's Compensation. If a Participant elects to make Participant Elected Contributions, the contributions shall be deemed to be employer contributions to the Plan for federal income tax purposes and, to the extent permitted, for purposes of other federal, state and local taxes. A Participant's election to make Participant Elected Contributions shall constitute an election to have the Participant's taxable salary or wages from the Participating Company reduced by the amount of the Participant Elected Contributions.

     4.  Section 4.6 is added to read in its entirety:

             4.6  Catch-up Contributions. All Participants who are eligible to
                  ----------------------
                  make Participant Elected Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall be equal to any whole percentage of the Participant's Compensation, except that this whole percentage shall not exceed 30% of his or her Compensation, and such catch-up contributions shall not be taken into account for purposes of Matching Contributions under Section 5.1 of the Plan. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of
                  Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of
                  the Code, as applicable, by reason of the making of such catch-up contributions.

     5.  Section 5.1 shall be amended to also be subject to the limitations of
         Section 4.6 of the Plan.

     6.  Section 4.4(d) shall be restated in its entirety to read:

             (d)  Section 415 "Annual Additions" Limit. As it described in
                  ------------------------------------
                  detail in Article 16, if amounts credited to a Participant's Accounts during the Plan Year, other than earnings and Rollover Contributions, exceed the Section 415 "Annual Additions" Limit, then Participant elected Contributions may be returned to the Participant.

     7.  Section 16.1 shall be restated in its entirety to read:

             16.1 Limitation on Contributions. Except to the extent permitted
                  ---------------------------
                  under Section 4.6 of the Plan and Section 414(v) of the Code, if applicable, the Annual


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               Additions that may be contributed or allocated to a Participant for any Plan Year shall not exceed the lesser of:

                 (a) $40,000 as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

                 (b) 100% of the Participant's Section 415 Compensation for such year.

               If a Participant's Annual Additions would exceed the foregoing limitation, then such Annual Additions shall be reduced by reducing the components thereof as necessary in the order in which they are listed in Section 16.5(a). Any amounts so reduced shall not be included in a Participant's Aggregate 401(k) Contributions or Aggregate 401(m) Contributions. The limitation in Section 16.1(b) shall not apply to any amount that otherwise is an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code.

8.   Section 8.8 shall be restated in its entirety to read:

         8.8   Small Benefits: Lump Sum. Any other provision of this Article
               ------------------------
               notwithstanding, if the value of a Participant's entire Plan Benefit equals $5,000 or less (including a Plan Benefit of $0) before the first payment of the Plan Benefit is made, then the Plan Benefit shall be paid (or deemed paid if the Plan Benefit is $0) as soon as reasonably practicable after the Participant's termination of employment to the Participant (or to his or her Beneficiary in the case of the Participant's death) in a single lump sum in cash. For purposes of this section, the value of a Participant's Plan Benefit shall be determined without regard to that portion of the Participant's Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8),
               408(d)(3)(A)(ii), and 457(e)(16) of the Code.

9.   Section 8.9. shall be amended as follows:

       a. Section 8.9(a) shall be restated in its entirety to read:

         (a)   Definition of Eligible Retirement Plan. An Eligible Retirement
               --------------------------------------
               Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
               Section 408(b) of the Code, an annuity contract described in
               Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Beneficiary who is the Participant's surviving spouse, an Eligible Retirement Plan is an individual retirement account or


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                 individual retirement annuity. The definition of Eligible
                 Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

     b.  Section 8.9(b) shall be restated in its entirety to read:

         (b)     Definition of Eligible Rollover Distribution. An Eligible
                 --------------------------------------------
                 Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; (2) any distribution to the extent the distribution is required under Section 401(a)(9) of the Code;
                 (3) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (4) any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

10.  Section 4.5(b) shall be restated in its entirety to read:

         (b) The Eligible Employee demonstrates to the Company's satisfaction that the contribution is a qualifying rollover contribution under Section 402(c)(4), 403(a)(4), 457(e)(16) or 408(d)(3) of the Code.

11.  Article 22 shall be amended to reflect that the top-heavy requirements of
     Section 416 of the Code and Article 22 of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

12.  Section 3.5(b) shall be restated in its entirety to read:

         (b) Does not qualify as an Eligible Employee but remains a Participant.

                 In accordance with Section 10.8 and 11.4, participation is also suspended for 12 months if a Participant defaults on a Plan loan or 6 months if a Participant takes a Hardship Withdrawal. A Participant shall not make Participant Elected Contributions or receive any allocation of Company Contributions with respect to a period of suspended participation, but a suspended Participant's Accounts shall remain invested as a part of the Trust Fund and shall continue to share in the gains, income, losses and expenses of the Trust Fund.


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  13. Section 11.4(a) shall be restated in its entirety to read:

               (a) Plan participation and all employee before- and after-tax contributions to the Plan and other qualified and nonqualified deferred compensation plans sponsored by members of the Affiliated Group shall be suspended for a period of 6 months. The consequences of suspension from the Plan are described in Section 3.5.

To record this Second Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 24th day of
                                                            ----
October, 2001.
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                                  AMGEN INC.



                                  By:    /s/ Brian McNamee
                                     ------------------------------------------

                                  Title: Senior Vice President Human Resources
                                         --------------------------------------



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